Exhibit 8.2

Watson, Farley & Williams LLP
February 21, 2014	1133 Avenue of the Americas New York, New York 10036 Tel +1 212 922 2200 Fax +1 212 922 1512

Teekay Offshore Partners L.P.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08

Bermuda

Registration Statement on Form F-3

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Teekay Offshore Partners L.P. (the “Partnership”) in connection with the Partnership’s registration statement on Form F-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission, relating to the proposed offer and sale of common units (the “Units”) representing limited partnership interests that may be sold by or on behalf of Goldman Sachs MLP Income Opportunities Fund (the “Selling Securityholder”) or its donees, pledgees, transferees or other successors-in-interest. The Units were previously issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a common unit purchase agreement dated December 19, 2013 (the “Purchase Agreement”) between the Partnership and the Selling Securityholder.

In rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following:

(i)	the Second Amended and Restated Agreement of Limited Partnership of the Partnership;

(ii)	the Registration Statement and the prospectus included therein (the “Prospectus”);

(iii)	the Purchase Agreement; and

(iv)	certificates of public officials and of representatives of the Partnership and the Partnership’s general partner, Teekay Offshore GP L.L.C., as we have deemed necessary.

In such examination, we have assumed: (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters

Watson, Farley & Williams LLP is a Delaware limited liability partnership. Any reference to a ‘partner’ means a member of Watson, Farley & Williams LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams LLP or an affiliated undertaking has an office in each of the cities listed.

London — New York — Paris — Hamburg — Munich — Frankfurt — Rome — Milan — Madrid — Athens — Singapore — Bangkok — Hong Kong

Teekay Offshore Partners L.P.	Page 2
February 21, 2014

contained in any document or certificate encompassed within the due diligence review undertaken by us. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates. We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the facts as set forth in the Prospectus and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Prospectus under the caption “Non-United States Tax Considerations – Marshall Islands Tax Considerations” and we confirm that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson, Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of the Prospectus (except for the representations and statements of fact of the Partnership included under such caption, as to which we express no opinion).

We consent to the discussion of this opinion in the Registration Statement and Prospectus, the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

/s/ Watson, Farley & Williams LLP

Watson, Farley & Williams LLP